Calculation of Filing Fee Tables
S-8
Avalyn Pharma Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	273,814	$ 5.32	$ 1,456,690.48	0.0001381	$ 201.17
2	Equity	Common Stock, par value $0.001 per share	Other	4,117,038	$ 5.19	$ 21,367,427.22	0.0001381	$ 2,950.84
3	Equity	Common Stock, par value $0.001 per share	Other	4,160,000	$ 18.00	$ 74,880,000.00	0.0001381	$ 10,340.93
4	Equity	Common Stock, par value $0.001 per share	Other	370,000	$ 15.30	$ 5,661,000.00	0.0001381	$ 781.78
Total Offering Amounts:						$ 103,365,117.70		$ 14,274.72
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 14,274.72
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional shares of common stock, par value $0.001 per share (the "Common Stock") of Avalyn Pharma Inc. (the "Company"), which become issuable under the Company's 2012 Equity Incentive Plan (the "2012 Plan"), 2022 Equity Incentive Plan (the "2022 Plan"), 2026 Stock Option and Incentive Plan, as amended (the "2026 Plan") and 2026 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (2) Represents 273,814 shares of Common Stock issuable upon the exercise of outstanding equity awards under the 2012 Plan as of the date of this Registration Statement. No further grants will be made under the 2012 Plan. To the extent outstanding options granted under the 2012 Plan are cancelled, forfeited or otherwise terminated without being exercised and would otherwise have been returned to the share reserve under the 2012 Plan, the number of shares underlying such awards will be available for future grant under the 2026 Plan. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $5.32, the weighted average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2012 Plan as of the date of this Registration Statement.

[2]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional shares of common stock, par value $0.001 per share (the "Common Stock") of Avalyn Pharma Inc. (the "Company"), which become issuable under the Company's 2012 Equity Incentive Plan (the "2012 Plan"), 2022 Equity Incentive Plan (the "2022 Plan"), 2026 Stock Option and Incentive Plan, as amended (the "2026 Plan") and 2026 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (4) Represents 4,117,038 shares of Common Stock issuable upon the exercise of outstanding equity awards under the 2022 Plan as of the date of this Registration Statement. No further grants will be made under the 2022 Plan. To the extent outstanding options granted under the 2022 Plan are cancelled, forfeited or otherwise terminated without being exercised and would otherwise have been returned to the share reserve under the 2022 Plan, the number of shares underlying such awards will be available for future grant under the 2026 Plan. (5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $5.19, the weighted average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2022 Plan as of the date of this Registration Statement.

[3]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional shares of common stock, par value $0.001 per share (the "Common Stock") of Avalyn Pharma Inc. (the "Company"), which become issuable under the Company's 2012 Equity Incentive Plan (the "2012 Plan"), 2022 Equity Incentive Plan (the "2022 Plan"), 2026 Stock Option and Incentive Plan, as amended (the "2026 Plan") and 2026 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (6) Represents 4,160,000 shares of Common Stock reserved for issuance under the 2026 Plan. If awards outstanding under the 2012 Plan and 2022 Plan, as of the date of this Registration Statement, and under the 2026 Plan, are cancelled, forfeited or otherwise terminated without being exercised, the number of shares underlying such awards will be available for future grant under the 2026 Plan. The 2026 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2026 Plan on January 1 of each year, commencing on January 1, 2027. The number of shares added each year will be equal to the lesser of: (i) 5% of the outstanding shares and pre-funded warrants on the immediately preceding December 31, or (ii) such lesser amount as determined by the Administrator (as such term is defined in the 2026 Plan). (7) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act, and based on $18.00, the initial public offering price of the Company's Common Stock set forth in the Company's final prospectus dated April 29, 2026 relating to its initial public offering (the "IPO Price").

[4]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional shares of common stock, par value $0.001 per share (the "Common Stock") of Avalyn Pharma Inc. (the "Company"), which become issuable under the Company's 2012 Equity Incentive Plan (the "2012 Plan"), 2022 Equity Incentive Plan (the "2022 Plan"), 2026 Stock Option and Incentive Plan, as amended (the "2026 Plan") and 2026 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (8) Represents 370,000 shares of Common Stock reserved for future issuance under the ESPP. The ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the ESPP on January 1, 2027, and each January 1 thereafter through January 1, 2036. The number of shares added each year will be equal to the lesser of: (i) 1% of the outstanding shares and pre-funded warrants on the immediately preceding December 31, (ii) 740,000 shares of common stock, or (iii) such lesser number of shares of common stock as determined by the administrator of the ESPP. (9) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated on the basis of the IPO Price, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources